Exhibit 23.1

We hereby consent to the incorporation by reference in the financial statements of PB Properties & Investments, Inc. for the year ended December 31, 2009 and for the period ended December 31, 2008 of our reports dated April 8, 2010 included in its Registration Statement on Form S-1 dated April 8, 2010 relating to the financial statements and financial statement schedules for the year ended December 31, 2009 and for the period ended December 31, 2008 listed in the accompanying index.

/s/ Sam Kan & Company ___________________________________
Firm’s Manual Signature
Alameda, CA ___________________________________
City, State
4/8/2010 ___________________________________
Date